                                Filed pursuant to Rule 424(b)(3).
                                This amended pricing supplement relates to Registration Statement Nos. 33-52695 and 333-17913.


               Pricing Supplement No. 115 Dated October 1, 1999
                 (To Prospectus Dated September 23, 1998 and
               Prospectus Supplement Dated September 23, 1998)


                           PAINE WEBBER GROUP INC.

                              Multiple Currency
             ---------------------------------------------------
                      Medium-Term Senior Notes, Series C
             ---------------------------------------------------
             Due from Nine Months to 30 Years from Date of Issue
                            (FLOATING RATE NOTES)


Designation:                        Medium Term Senior Notes, Series C

Original Issue Date:                October 13, 1999

Principal Amount:                   $30,000,000

Interest Rate Basis:                [ ] Commercial Paper Rate
                                    [ ] Prime Rate
                                    [ ] Federal Funds Rate
                                    [X] LIBOR
                                    [ ] Bloomberg Page BTMM
                                        [X] Telerate Screen Project 3750
                                        [ ] Reuters Screen LIBO Page
                                    [ ] Treasury Rate
                                      2 Year Treasury Constant Maturities
                                    (H.15) Telcrate Screen Page 7055

Index Maturity:                     Quarterly

Spread:                             3 Month Libor + 68
                                    [Initial Coupon: 2ML+68;
                                     Last Coupon: 1ML+68]

Regular Record Dates:               15 calendar days prior to Interest
                                    Payment Dates

Interest Determination Dates:       Two London Business Days Prior to the
                                    Interest Payment Date

Interest Payment Dates:             Same as Interest Reset Dates

Interest Reset Dates:               The 13th Day of March, June, September and
                                    December


Specified Currency in which         U.S. Dollars
Denominated:


Stated Maturity:                    October 13, 2004

Issue Price (As a Percentage        100%
of Principal Amount):

Redemption and Early                The Note cannot be redeemed prior to Stated
Repayment Provision:                Maturity

Note(s) Represented By:             [x] Global Note
                                    [ ] Certificated note(s)